Exhibit 99.1

IN THE COMPETITION APPEAL COURT OF SOUTH AFRICA

[COMPETITION PRETORIA APPEAL COURT SEAL]

CAC case number: 43/CAC/NOV04

[COURT STAMP]

In the matter between:

GOLD FIELDS LIMITED
Appellant
and

HARMONY GOLD MINING COMPANY LIMITED
First Respondent
THE COMPETITION COMMISSION
Second Respondent

ORDER

Having read the papers and having heard counsel we make the following order:

1.	Pending the final approval of the acquisition by Harmony of all of the shares in the share capital of Gold Fields or some of the shares in Gold Fields pursuant to the early settlement offer (with or without conditions) by the Competition Tribunal or the Competition Appeal Court in terms of the act:

2

	1.1	The first respondent shall be and is hereby interdicted and restrained from voting, or otherwise exercising any rights attached to, any shares in the share capital of the appellant which it may have acquired pursuant to the early settlement offer or otherwise.

2.	The first Respondent is ordered to pay the costs of the appeal which costs include the cost of two (2) counsel.

By order

JUDGE

REGISTRAR

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